EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Andrew Batinovich, President and CEO
Stephen R. Saul, Executive Vice President and CFO
Phone: 650.343.9300 Fax: 650.343.7438
www.glenborough.com - shareholderservices@glenborough.com

GLENBOROUGH REPORTS SECOND QUARTER 2005 RESULTS

SAN MATEO, CALIFORNIA, August 9, 2005 — Glenborough Realty Trust (NYSE: GLB, GLB PrA) reported the following results for the second quarter ended June 30, 2005:

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS For the second quarter of 2005, the Company had net income available to common stockholders of $11.8 million, or $0.33 per diluted common share, as compared with $8.1 million or $0.26 per share for the second quarter of 2004. The second quarter of 2005 included a $9.3 million gain on sale, or $0.24 per diluted common share, as compared with a $12.4 million gain on sale, or $0.39 per diluted common share, for the second quarter of 2004. Year-to-date 2005, the Company had a net loss available to common stockholders of ($32.8) million or ($0.92) per diluted common share as compared with net income available to common stockholders of $8.0 million or $0.26 per diluted common share for the same period in 2004.

FUNDS FROM OPERATIONS (FFO) For the second quarter of 2005, FFO was $17.5 million or $0.45 per diluted common share. In comparison, the second quarter 2004 FFO was $12.1 million or $0.35 per diluted common share. Included in the second quarter of 2004 were charges of approximately $6.5 million, or $0.19 per diluted common share associated with the redemption of preferred stock. The charges were approximately $3.5 million for the non-cash write-off of original issuance costs, $2.4 million for the premium paid to redeem the preferred stock and $0.6 million for the stub period dividends paid to the redeemed preferred stockholders. Excluding these charges, FFO for the second quarter of 2004 was $18.6 million or $0.53 per diluted common share.

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Year-to-date 2005, FFO was ($32.5) million or ($0.83) per diluted common share as compared with $27.6 million or $0.83 per diluted common share for the same period in 2004. Included in 2005 are impairment charges of approximately $58.2 million, or $1.49 per diluted common share; charges of approximately $3.1 million, or $0.08 per diluted common share related to losses on early extinguishment of debt; and charges of approximately $5.9 million, or $0.15 per diluted common share associated with the redemption of preferred stock. Excluding these charges, FFO was $34.7 million or $0.89 per diluted common share. Included in year-to-date 2004 FFO were charges of approximately $8.0 million, or $0.24 per diluted common share associated with the redemption of preferred stock. Excluding these charges, FFO was $35.6 million or $1.07 per diluted common share.

RESTATEMENT OF PRIOR RESULTS

The Company has determined that a correction is required in the accounting treatment for the timing of recording its preferred stock dividends. The Company’s historical accounting has been to record preferred stock dividends in the period in which they are paid, rather than the period in which they are declared. In the past, in management’s opinion, this timing difference did not have a material impact on the Company’s financial statements. However, due to the Company’s preferred stock redemption in the first quarter of 2005, the Company anticipates that the timing difference will have a material impact on its financial statements by the end of 2005. Therefore, the Company believes that it is now appropriate to record preferred stock dividends when declared and restate its financial statements.

The correction will require a restatement of the Company’s financial statements for 2002, 2003, 2004 (including all interim periods for 2004) and the first quarter of 2005. The restatement will result in a non-cash increase of $0.04 per diluted common share in net income available to common shareholders and FFO in 2004 and in 2005. The restatement has no impact on the Company’s previously reported cash flows, net operating income or common dividends. The restatement does not have an adverse impact on any covenants associated with its unsecured bank line of credit. The financial data presented herein reflects this restatement. The Company will file an amended Form 10-K for 2004 and an amended Form 10-Q for the first quarter of 2005 reflecting this restatement as soon as is practicable. The impact of the restatement on the financial data included herein is summarized on the attached exhibits.

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PROPERTY DISPOSITIONS

During the first quarter, the Company decided to dispose of assets in its non-core markets and had accordingly reduced the intended holding period of 21 non-core assets to two years or less. In the second quarter of 2005, the Company sold four of these properties for a total consideration of approximately $30.5 million and recognized gains on sale of $9.3 million. Year-to-date, the Company has sold 7 assets for total consideration of $126.6 million and recognized gains on sale of $26.6 million. The Company has acquired one asset for a total purchase price of $71.7 million.

PROPERTY ACQUISITIONS – CAPITOL PLACE III

The Company announced the pending acquisition of Capitol Place III in Washington D.C. Capitol Place III consists of a 12-story, Class “A-” office building totaling 212,779 square feet, located in Washington, D.C.’s Capitol Hill district. The building is three blocks from the U. S. Capitol building, one block from Union Station, and is part of Capitol Place, one of the largest projects in the District of Columbia. Capitol Place is a one million square foot mixed-use project, located on nearly an entire city block bounded by New Jersey Avenue, F Street, and First Street, N.W. The Capitol Place project is composed of four buildings – three office buildings and a full service, 264-room Washington Court Hotel-situated around a central atrium. The purchase price is approximately $70 million or $329/SF.

Andrew Batinovich, President and CEO commented, “We continue to build our presence in our top market, Washington D.C., which is projected to increase to 27% of our portfolio’s net operating income with high quality assets in prime locations like Capitol Place III. We have been successful at redeploying capital from our dispositions in the Midwest to further focus in our top markets.”

Since the Capitol Place office buildings and the Washington Court Hotel were developed at the same time, the hotel overlay zone allowed the adjacent buildings (including Capitol Place III), to increase the building height from 90 feet (the standard in the District of Columbia) to 130 feet, a full four floors higher than the standard office building in the area. This allows for spectacular views of the U.S. Capitol and downtown Washington, D.C. The project also includes a two-level underground parking garage. The project is 100% leased to 8 tenants. The building’s major tenant is the Association of

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American Railroads (“AAR”) which leases 135,202 square feet or 67% of the net rentable area through November, 2010. After relocating various back-office operations to Pueblo, Colorado, AAR successfully sublet approximately 75% of their space to 13 tenants; AAR continues to occupy the other 25% of the space.

PROPERTY ACQUISITIONS – 33 NEW MONTGOMERY

The Company also announced the pending acquisition of 33 New Montgomery a 20-story, Class “A” office tower located in the San Francisco Financial District. The building, totaling 241,794 rentable square feet, is located at the corner of Market and New Montgomery streets adjacent to the Montgomery Street BART Station offering exceptional access to San Francisco’s multi-modal transportation system. The building is also located within two blocks of the Transbay Terminal. Additionally the property is located within ½ mile of Interstate 80 and Highway 101 offering access to the East Bay, Oakland and the Peninsula. The purchase price is $75 million or $310/SF.

Constructed in 1986, the property’s highly efficient “L” shaped floor plates provide up to 12 corner offices per floor with panoramic bay and city views. The average floor size in the building is approximately 12,500 square feet which can accommodate either single or multi-tenant users. The building has ground level retail space offering tenants on site amenities including full service banking, ATMs and two food establishments. The property’s prominent location provides outstanding access to a wealth of amenities, including the Moscone Convention Center, San Francisco Shopping Center, Union Square, the Sheraton Palace Hotel, Crocker Galleria Mall, and many other government, retail, cultural, and recreational amenities.

The property’s distinguishing design feature is a 45 foot high signature clock tower situated at the top of the building. 33 New Montgomery has a two-story granite and marble lobby and the building features state-of the-art building systems. The property is 92% leased to a diversified roster of 31 tenants with no single tenant leasing more than 10% of the net rentable area (the average tenant size is 7,000 SF) . Historically, the property has consistently outperformed the submarket’s occupancy level. The tenant base consists primarily of prominent professional service oriented companies in the insurance, government, finance and legal sectors.

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Andrew Batinovich, President and CEO commented, “33 New Montgomery is a well located, pedestrian friendly, mass transit oriented property located in San Francisco’s Financial District. Historically well leased, the acquisition presents the opportunity to acquire a Class A office building on Market Street at a significant discount to replacement cost”.

PORTFOLIO PERFORMANCE

Overall portfolio occupancy increased from 87.6% to 88.3% during the second quarter. Same store office net operating income declined by 1.8% as compared with the second quarter of 2004. The Company’s largest markets are Washington, D.C. (21% of net operating income), Southern California (19%), Northern New Jersey (13%), Boston (12%) and San Francisco (7%). Additional details on the portfolio can be found in the Company’s Supplemental Report which is available at www.glenborough.com.

BALANCE SHEET AND OPERATING RATIOS

At quarter-end, Glenborough had $772.3 million of debt with a 46% ratio of debt to total market capitalization. Glenborough’s key operating ratios remain strong, with 3.2 times interest coverage and 2.4 times fixed charge coverage. Floating rate debt as a percentage of all debt was 16% at quarter-end as compared to 19% at the end of 2004.

DIVIDENDS

On June 15th, the Board of Directors declared a dividend of $0.35 per share of common stock for the second quarter of 2005. This dividend was paid on July 15, 2005 to stockholders of record on July 1, 2005. Additionally, the Board of Directors declared a dividend of $0.484375 per share on the Company’s 7.75% Series A Convertible Preferred Stock. This dividend was paid on July 15, 2005 to stockholders of record on June 24, 2005 and represented an annualized dividend of $1.9375 per share of Preferred Stock.

FUNDS FROM OPERATIONS GUIDANCE

Historically, the Company’s FFO guidance has not included the effect of future acquisitions and dispositions. Due to the potential volume of $200 to $300 million of sale activity this year, the uncertainty of timing of asset sales and the timing and ability to reinvest sale proceeds, it is not

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meaningful to confirm previously reported 2005 guidance or to provide updated guidance at this time. The Company will announce, as appropriate, the completion of significant investment activity and expects to resume providing earnings guidance later this year.

CONFERENCE CALL

Glenborough will host a conference call to discuss these matters on Tuesday, August 9th, 2005 at 1:30 p.m. Eastern Time (10:30 a.m. Pacific Time). Interested parties can listen to the call by calling 1-800-967-7134, confirmation number 5314525 preferably 5-10 minutes before the scheduled time. In addition, a replay of the call will be available until Friday, August 12th 2005 at 5:00 p.m. Pacific Time at 1-888-203-1112, confirmation number 5314525.

Glenborough is a REIT which is focused on owning high quality, multi-tenant office properties concentrated in Washington D.C., Southern California, Boston, Northern New Jersey, and Northern California. The Company has a portfolio of 57 properties encompassing approximately 10 million square feet as of June 30, 2005.

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SUMMARY FINANCIAL DATA

(unaudited; in thousands, except per share data)

	QUARTER ENDED		YEAR TO DATE
	JUN 30 05	JUN 30 04	JUN 30 05	JUN 30 04
		(As restated)		(As restated)
Net income (loss)	$13,653	$17,874	$(23,309)	$22,574
Net income (loss) available to Common Stockholders	11,841	8,079	(32,838)	7,956
Funds from operations (FFO)	17,482	12,104	(32,543)	27,641

Per diluted common share
Net income (loss) available to Common Stockholders	$0.33	$0.26	$(0.92)	$0.26
Funds from operations (FFO)	0.45	0.35	(0.83)	0.83
Dividends declared per common share outstanding	$0.35	$0.35	$0.70	$0.70

Payout ratio
Dividend payout ratio (FFO)	77.8%	100.0%	N/A	84.3%

Excluding One-Time Charges
Funds from operations (FFO)	$0.45	$0.53	$0.89	$1.07
Dividend payout ratio (FFO)	77.8%	66.0%	78.7%	65.4%

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Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	Jun 30 ‘05	Jun 30 ‘04	Jun 30 ‘05	Jun 30 ‘04
		(As restated)		(As restated)
Operating Revenue
Rental revenue	$40,556	$38,302	$79,969	$74,728
Fees and reimbursements, including from related parties	1,359	1,032	2,454	1,861

Total operating revenue	41,915	39,334	82,423	76,589

Operating Expenses
Property operating expenses	13,305	12,493	27,570	25,377
General and administrative	3,925	3,999	7,210	6,170
Depreciation and amortization	12,990	12,240	26,181	23,751
Provision for impairment of real estate assets	—	—	29,810	—

Total operating expenses	30,220	28,732	90,771	55,298

Interest and other income	615	638	1,645	1,469
Equity in earnings of unconsolidated operating joint ventures	169	249	302	437
Interest expense	(9,724)	(8,104)	(18,922)	(16,122)
Loss on early extinguishment of debt	—	—	(561)	(85)

Income (loss) before minority interest, discontinued operations and cumulative effect of change in accounting principle	2,755	3,385	(25,884)	6,990
Minority interest	(994)	(799)	2,727	(787)

Income (loss) before discontinued operations and cumulative effect of change in accounting principle	1,761	2,586	(23,157)	6,203

Discontinued operations:
Net operating income	3,889	7,626	8,249	14,276
General and administrative	—	(11)	—	(12)
Depreciation and amortization	(1,116)	(3,559)	(3,768)	(7,105)
Provision for impairment of real estate assets	—	—	(28,426)	—
Interest expense	(55)	(1,176)	(323)	(2,404)
Loss on early extinguishment of debt	(135)	—	(2,513)	—
Gain on sales of real estate assets	9,309	12,408	26,629	12,528

Discontinued operations	11,892	15,288	(152)	17,283

Income (loss) before cumulative effect of change in accounting principle	13,653	17,874	(23,309)	23,486
Cumulative effect of change in accounting principle	—	—	—	(912)

Net income (loss)	13,653	17,874	(23,309)	22,574
Preferred dividends	(1,812)	(3,318)	(3,624)	(6,636)
Dividends paid on redeemed preferred stock	—	(568)	(596)	(2,073)
Premium and writeoff of original issuance costs on preferred stock redemption	—	(5,909)	(5,309)	(5,909)

Net income (loss) available to Common Stockholders	$11,841	$8,079	$(32,838)	$7,956

Net income (loss) available to Common Stockholders per diluted common share	$0.33	$0.26	$(0.92)	$0.26

Diluted weighted average shares outstanding	39,159,087	31,662,622	35,870,534	30,114,060

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Reconciliation of Net Income (Loss) to FFO

(unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	Jun 30 ‘05	Jun 30 ‘04	Jun 30 ‘05	Jun 30 ‘04
		(As restated)		(As restated)
Net income (loss)	$13,653	$17,874	$(23,309)	$22,574
Cumulative effect of change in accounting principle	—	—	—	912
Real estate depreciation and amortization, net of minority interest	12,724	14,082	27,047	27,476
Preferred dividends	(1,812)	(3,318)	(3,624)	(6,636)
Dividends paid on redeemed preferred stock	—	(568)	(596)	(2,073)
Premium and writeoff of original issuance costs on preferred stock redemption	—	(5,909)	(5,309)	(5,909)
Gain on sale from discontinued operations, net of minority interest	(8,598)	(11,305)	(24,587)	(11,414)
Adjustment to reflect FFO of unconsolidated operating joint ventures	178	178	357	357
Adjustment to reflect FFO of minority interest	1,337	1,070	(2,522)	2,354

Funds from operations available to Common Stockholders and OP Unitholders (FFO)	$17,482	$12,104	$(32,543)	$27,641

FFO per diluted common share	$0.45	$0.35	$(0.83)	$0.83

Diluted weighted average common shares and OP units outstanding for calculation of FFO	39,159,087	34,897,007	39,096,165	33,399,172

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Consolidated Balance Sheets

(unaudited, in thousands, except share amounts)

	June 30, 2005	December 31, 2004
		(As restated)
ASSETS
Rental properties, gross	$1,205,652	$1,367,310
Accumulated depreciation and amortization	(193,199)	(220,229)

Rental properties, net	1,012,453	1,147,081

Properties held for sale (net of accumulated depreciation and amortization of $40,889 and $8,864 as of June 30, 2005 and December 31, 2004, respectively)	119,886	57,327
Investments in land and development	134,372	147,435
Investments in unconsolidated operating joint ventures	11,936	12,014
Mortgage loans receivable	11,073	12,872
Leasing and financing costs (net of accumulated amortization of $15,746 and $17,856 as of June 30, 2005 and December 31, 2004, respectively)	26,659	24,403
Straight-line rent receivable (net of allowances of $176 and $528 as of June 30, 2005 and December 31, 2004, respectively)	16,344	15,764
Cash and cash equivalents	4,832	6,003
Other assets	15,229	10,202

TOTAL ASSETS	$1,352,784	$1,433,101

LIABILITIES
Mortgage loans	$728,151	$654,748
Unsecured bank line of credit	44,119	21,320
Obligations associated with properties held for sale	2,848	43,300
Other liabilities	32,865	34,600

Total liabilities	807,983	753,968

MINORITY INTEREST	34,718	39,336

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 188,000,000 shares authorized, 36,216,166 and 36,033,126 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	36	36
Preferred stock, $0.001 par value, 12,000,000 shares authorized, $25.00 liquidation preference, 3,740,277 and 6,850,325 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	4	7
Additional paid-in capital	798,575	870,622
Deferred compensation	(3,653)	(4,056)
Distributions in excess of accumulated earnings	(284,879)	(226,812)

Total stockholders’ equity	510,083	639,797

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,352,784	$1,433,101

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The impact of the restatement on the financial data included herein is summarized below (dollars in thousands):

Consolidated Statements of Operations:

	Three months ended June 30, 2004		Six months ended June 30, 2004
	Previously Reported	As Restated	Previously Reported	As Restated
Minority Interest	$667	$799	$655	$787
Preferred dividends	$3,318	$3,318	$8,141	$6,636
Dividends paid on redeemed preferred stock	$2,073	$568	$2,073	$2,073
Net income available to Common Stockholders	$6,706	$8,079	$6,583	$7,956
Diluted earnings per share	$0.21	$0.26	$0.22	$0.26

Funds from Operations (FFO):

	Three months ended June 30, 2004		Six months ended June 30, 2004
	Previously Reported	As Restated	Previously Reported	As Restated
FFO	$10,599	$12,104	$26,136	$27,641
FFO per diluted share	$0.30	$0.35	$0.78	$0.83

Consolidated Balance Sheet:

	As of December 31, 2004
	Previously Reported	As Restated
Other liabilities	$31,282	$34,600
Total liabilities	$750,650	$753,968
Minority interest	$39,124	$39,336
Distributions in excess of accumulated earnings	$(223,282)	$(226,812)
Total stockholders’ equity	$643,327	$639,797

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FORWARD LOOKING STATEMENTS: Certain statements in this press release are forward-looking statements within the meaning of federal securities laws, including Mr. Batinovich’s statement that the Washington D.C. market will increase to 27% of our portfolio’s net operating income. Because these forward looking statements involve risk and uncertainty, there are important factors that could cause our actual results to differ materially from those stated or implied in the forward-looking statements. Those important factors include:

•	The failure of the economy to continue its expansion;

•	The failure of the office market to grow with a growing economy;

•	Downward changes in market rental rates for office space;

•	Our inability to locate suitable buyers for our listed assets who are ready, willing and able to close transactions at the sales price we anticipate;

•	Increased costs of financing cause a reduction in demand for commercial properties and therefore a reduction in the market value of the listed assets;

•	Lower than expected retention of existing tenants negatively affects the value of the listed assets;

•	Changes in market rental rates for office space negatively affect the value of the listed assets;

•	The effect of any future impairment charges associated with asset disposition or market conditions; and

•	Our inability to locate and acquire suitable property at reasonable prices in our core markets.

Given these uncertainties, readers are cautioned not to place undue reliance on such statements. All forward-looking statements are based on information available to us on the date hereof and we assume no obligation to update or supplement any forward looking-statement. Additional information concerning factors that could cause results to differ can be found in our filings with the SEC including our report on Form 10-K for the year ended December 31, 2004 and our quarterly report on Form 10-Q for the period ended March 31, 2005.

Funds from Operations, or FFO, as defined by National Association of Real Estate Investment Trusts, represents net income (loss) (including income and loss from discontinued operations) excluding minority interest and extraordinary items, adjusted for real estate related depreciation and amortization and gains from the disposal of properties. We believe that FFO is a widely used

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measure of the operating performance of equity REITs which provides a relevant basis for comparison among other REITs. FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor does Glenborough intend it to present, a complete picture of its financial condition and operating performance. Glenborough believes that net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, Glenborough believes that its consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of its financial condition and its operating performance.

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